IN MAKING AN INVESTMENT DECISION WITH RESPECT TO THE SECURITIES TRANSFERRED HEREBY, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING MADE WITH RESPECT TO SUCH SECURITIES, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF ANY DOCUMENT IN CONNECTION WITH SUCH OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement (this “Agreement”) is made as of January 16, 2008, by and among Ace Magic Management Limited, a BVI business company (the “Transferor”), International Brands Management Group Ltd., a Delaware company (the “Company”), and the trusts named on Exhibit A hereto (each, a “Transferee”).

WHEREAS, the Company anticipates issuing units to the public in an initial public offering pursuant to the terms and conditions set forth in the registration statement on Form S-1 (the “Registration Statement “) initially filed with the Securities and Exchange Commission on November 21, 2007; and

WHEREAS, the Transferor currently holds 2,831,000 units of the Company (the “Initial Units”), each Initial Unit consisting of one share of common stock of the Company and one warrant to purchase one share of common stock of the Company;

WHEREAS, the Transferor desires to transfer to each Transferee fifty percent (50%) of the Initial Units;

WHEREAS, on the terms and conditions contained in this Agreement, each Transferee desires to purchase from the Transferor, and the Transferor desires to transfer to each Transferee, the number of Initial Units set forth opposite such Transferee’s name on Exhibit A hereto (collectively, the “Transferred Units”) in cash for the amount set forth thereon.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company, the Transferor and each Transferee hereby agree as follows:

1. Purchase and Sale of Units. Each Transferee hereby agrees to purchase from the Transferor, and the Transferor hereby agrees to transfer to each Transferee, that number of Transferred Units set forth on Exhibit A at the purchase price set forth on Exhibit A, payable in cash.

2. Closing. The closing hereunder, including payment for and transfer of the Transferred Units shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree. At the closing, each Transferee shall pay, or arrange for payment, to the Transferor in cash the purchase price set forth on Exhibit A.

3. Representations and Warranties.

(a) the Transferor represents and warrants to the Company and each Transferee that:

i. the Transferor has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Transferor and constitutes the valid and binding obligation of the Transferor, enforceable against it in accordance with its terms. The Transferor has good and valid title to the Transferred Units, free and clear of all liens and encumbrances.

(b) The Company represents and warrants to the Transferor and each Transferee that:

i. the Company has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

ii. the shares of common stock included in the Transferred Units will be duly and validly authorized at the time of issuance, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable.

(c) Each Transferee represents to the Company and to the Transferor as follows:

i. the Transferred Units are being acquired for the Transferee’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended.

ii. the Transferee has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Transferee enforceable against it in accordance with its terms.

4. Limitations on Transfer. Neither Transferee shall assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Transferred Units (and underlying securities), except in compliance with the provisions hereof and applicable securities laws. Each Transferee acknowledges that the Company shall not be required (a) to transfer on its books any securities which shall have been transferred in violation of any of the provisions set forth herein or (b) to treat as owner of such securities or to accord the right to vote as such owner or to pay dividends to any purported transferee to whom such securities shall be sought to be transferred in violation of this Agreement. Each Transferee hereby further acknowledges that it may be required to hold the Transferred Units (and underlying securities) indefini tely. During the

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period of time during which each Transferee holds the Transferred Units (and underlying securities), the value of such Transferred Units (and underlying securities) may increase or decrease, and any risk associated with such Transferred Units (and underlying securities) and such fluctuation in value shall be borne by the Transferee.

5. Voting of Shares; Waiver of Conversion Rights; Lock-Up. In connection with the vote required to consummate a Business Combination (as defined in the Company’s Certificate of Incorporation), each Transferee shall vote the shares of common stock included in the Transferred Units in accordance with the majority of the shares voted by the Company’s public stockholders, and therefore waives any conversion rights such Transferee might have with respect to such shares included in the Transferred Units, as provided in the Company’s Certificate of Incorporation. Each Transferee hereby waives any right to receive distributions with respect to the shares included in the Transferred Units upon the liquidation of the Trust Fund (as defined in the Company’s Certificate of Incorporation), or as part of the Company’s plan of dissolution and distribution in the event the Company fails to consummate such Business Combination by the Termination Date (as defined in the Company’s Certificate of Incorporation). In the event that the Company fails to consummate a Business Combination by the Termination Date, each Transferee shall vote the shares included in the Transferred Units in favor of any plan of dissolution and liquidation recommended by the Company’s board of directors. The Transferred Units will be subject to a lock-up as referred to in the Registration Statement. Subject to certain limited exceptions to be set forth therein, the Transferred Units will not be transferable until the date that is one year after the effective date of the Registration Statement.

6. Restrictive Legends. Each Transferee acknowledges that all certificates representing the Transferred Units (and underlying securities) shall have endorsed thereon a legend in substantially the following form (in addition to any other legend which may be required by other agreements between the parties hereto):

“THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE FOR AN INDEFINITE PERIOD OF TIME.”

7. Registration Rights. Each Transferee (and its assignees and transferees) shall be granted certain registration rights pursuant to the registration rights agreement (the “Registration Rights Agreement”) referred to in the Registration Statement.

8. Miscellaneous.

(a) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if

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not during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address as such party may designate by ten (10) days advance written notice to the other party hereto.

(b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company, and, subject to the restrictions on transfer herein set forth, be binding upon each Transferee and the Transferor and their respective successors and assigns.

(c) Governing Law; Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. Each of the parties hereby agrees to submit to the jurisdiction of any Federal or State court located in the Borough of Manhattan in New York City with respect to any actions, claims or proceeding arising under this Agreement. Each party hereby irrevocably waives any defense or objection to such submission to jurisdiction.

(d) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(e) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signatures on following page]

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In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

International Brands Management Group Ltd.
By:	/s/ Christopher H. Heyn
Christopher H. Heyn, President and Chief Operating Officer

Transferor: Ace Magic Management Limited
By:	/s/ Kuo Tsai Yuon
Kuo Tsai Yuon

Transferees: Gina and David Chu Descendant’s Trust f/b/o Christie Chu u/a/d January 16, 2008
By:	Lehman Brothers Trust Company of Delaware, Co-Trustee
By:	/s/ David L. Herrmann
David L. Herrmann President
By:	/s/ Fifi Minna Lin Tsai
Fifi Minna Lin Tsai Co-Trustee

Gina and David Chu Descendant’s Trust f/b/o Bianca Chu u/a/d January 16, 2008
By:	Lehman Brothers Trust Company of Delaware, Co-Trustee
By:	/s/ David L. Herrmann
David L. Herrmann President
By:	/s/ Fifi Minna Lin Tsai
Fifi Minna Lin Tsai Co-Trustee

EXHIBIT A

Transferee, Transferred Units, Purchase Price

Transferee	Number of Transferred Units	Aggregate Purchase Price
Gina and David Chu Descendant’s Trust f/b/o Christie Chu u/a/d January 16, 2008	1,415,500	$6,154.59
Gina and David Chu Descendant’s Trust f/b/o Bianca Chu u/a/d January 16, 2008	1,415,500	$6,154.59